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                                                                 Exhibit 4.5(a)


                               FIRST AMENDMENT TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FIRST AMENDMENT (this "Amendment") is entered into as of April ___, 1997, among IDEX Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time party to the Credit Agreement (as defined herein) (collectively, the "Banks"; individually, a "Bank"), and Bank of America Illinois, as agent for the Banks.

                                   BACKGROUND

     WHEREAS, the Company, the Banks and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996 (as the same may be further amended or modified from time to time, the "Credit Agreement") and the Loan Documents referred to in the Credit Agreement;

     WHEREAS, the Company, the Banks and the Agent have determined that the Credit Agreement should be amended in certain respects and to make certain other changes agreed to by the parties.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

  1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.


  2. Certain Amendments to Credit Agreement. The Credit Agreement is hereby amended, effective on the date this Amendment becomes effective in accordance with Section 4 hereof, as follows:


  2.1 Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

      "Domestic EBITDA" means EBITDA less Foreign EBITDA and less any other portion of EBITDA derived by the Company or its Subsidiaries from any assets located outside the United States.

      "Foreign EBITDA" means, for any period, for the Foreign Subsidiaries and their Subsidiaries on a consolidated basis (as if one corporation), determined in accordance with GAAP, the sum of (a) Consolidated Net Income of such Persons for such period plus (b) all amounts treated as expenses for interest to the extent included in the determination of such Consolidated Net Income plus (c) all accrued taxes on or measured by income to the extent included in the determination of such Consolidated Net Income plus (d) all amounts treated as expenses for depreciation or the amortization of intangibles of any kind to the extent included in the determination of Consolidated Net Income.



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  2.2 Section 8.04(n), clause 3 of the Credit Agreement is hereby deleted in its entirety and amended to read as follows:

      "(3) if the Person to be acquired would be a Material Subsidiary of the Company upon completion of the Acquisition or if the assets to be acquired have a net book value in excess of 5% of the consolidated total assets of the Company, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01, then not less than 10 days prior to the consummation of such Acquisition, the Company shall provide to the Agent annual financial statements (audited, if available) and unaudited interim financial statements for such Person, pro forma financial projections for such Person and for the Company on a consolidated basis giving effect to such Acquisition, all in such detail as shall be reasonably satisfactory to the Agent,"

  2.3 Section 8.15 of the Credit Agreement is hereby deleted in its entirety and amended to read as follows:

      "8.15 Foreign Operations. The Company shall generate Domestic EBITDA equal to or in excess of $75,000,000 and maintain total assets in the United States equal to or in excess of $300,000,000.

  3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction of the following conditions:


  3.1 Executed Amendment. Receipt by the Agent of duly executed counterparts of this Amendment from the Company and the Banks; and


  3.2 Miscellaneous. Receipt by the Agent of such other documents, certificates, instruments or opinions as may reasonably be requested by it.


  4. Certain Representations and Warranties by the Company. In order to induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants to the Banks and the Agent that:


  4.1 Authority. The Company has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment and the Credit Agreement as amended hereby.


  4.2 Validity. This Amendment and the Credit Agreement as amended hereby have each been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligations, enforceable against the Company in accordance with its respective terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

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  4.3 No Conflicts.  The Company's execution, delivery and performance of this
Amendment and the Credit Agreement as amended hereby does not and will not violate its Certificates or Articles of Incorporation or Bylaws, any law, rule, regulation, order, writ, judgment, decree or award applicable to the Company or any contractual provision to which the Company is party or to which the Company or any of its Subsidiaries are subject.


  4.4 Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the Company's execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby.


  4.5 Incorporated Representations and Warranties. All representations and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and the effective date hereof, except as to any representations or warranties which expressly relate to an earlier date, in which event, such representations and warranties are true as of such date.


  4.6 No Defaults. No Default or Event of Default exists as of the date hereof or will exist after giving effect to this Amendment.


  5.  Miscellaneous.  The parties hereto hereby further agree as follows:


  5.1 Further Assurances. Each of the parties hereto hereby agrees to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably require to carry into effect the purposes of this Amendment and the Credit Agreement as amended hereby.


  5.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one such counterpart.


  5.3 Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.


  5.4 Integration. This Amendment and the Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.


  5.5 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF ILLINOIS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY
AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS
OF SAID STATE,


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WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

  5.6 Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign or transfer its rights, interests or obligations hereunder without the prior written consent of the Agent and all of the Banks. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Amendment and their respective successors and permitted assigns.


  5.7 Amendment; Waiver; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the other Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. none of the terms and conditions of this amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 11.01 of the Credit Agreement.


  5.8 Reference to and Effect on the Credit Agreement and the other Loan Documents. Upon the effectiveness hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof," or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement shall be deemed to be amended wherever and as necessary to reflect the foregoing amendments.



                            [signature page follows]








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     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


                                         IDEX CORPORATION


                                         By: /s/ Douglas C. Lemos
                                            ---------------------------------
                                                 Douglas C. Lemos

                                         Title:  Treasurer
                                               ------------------------------


                                         Copy to:
                                         Kohlberg Kravis Roberts & Co.
                                         9 West 57th Street
                                         New York, NY 10019
                                         Attention: Michael T. Tokarz




                                         BANK OF AMERICA ILLINOIS, AS AGENT


                                         By: /s/ David L. Graham
                                            ---------------------------------
                                                 David L. Graham

                                         Title:  Vice President
                                               ------------------------------



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                                         BANK OF AMERICA ILLINOIS, AS A BANK


                                         By: /s/ Randolph T. Kohler
                                            ---------------------------------
                                                 Randolph T. Kohler

                                         Title: Senior Vice President
                                               ------------------------------


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                                         BANK OF SCOTLAND

                                         By: /s/ Annie Chin Tat
                                            --------------------------------
                                                 Annie Chin Tat

                                         Title:  Assistant Vice President
                                               -----------------------------


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                                         NATIONAL CITY BANK


                                         By: /s/ Brian J. Cullina
                                             -------------------------------
                                                 Brian J. Cullina
                                         Title:  Vice President
                                                ----------------------------


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                                         PNC BANK, NATIONAL ASSOCIATION


                                         By:  /s/ Karen C. Broz
                                            -------------------------------
                                                  Karen C. Broz

                                         Title:  Commercial Banking Officer
                                                ---------------------------


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                                         UNION BANK OF CALIFORNIA, N.A.,
                                         (SUCCESSOR IN INTEREST TO UNION BANK)


                                         By: /s/ Cary Moore
                                             --------------------------------
                                                 Cary Moore

                                         Title: Credit Officer Vice President
                                               ------------------------------





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                                         UNITED STATES NATIONAL BANK
                                         OF OREGON


                                         By: /s/ Monica J. Treacy
                                            ------------------------------
                                                 Monica J. Treacy

                                         Title: Assistant Vice President
                                               ---------------------------

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                                         THE HARRIS TRUST AND SAVINGS
                                         BANK CO.


                                         By: /s/
                                            ---------------------------------
                                         Title: Vice President
                                                -----------------------------